UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

         Check the appropriate box:

         |X|      Preliminary Information Statement
         |_|      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14c-5(d)(2))
         |_|      Definitive Information Statement

                           MAVERICK OIL AND GAS, INC.
                (Name of Registrant As Specified In Its Charter)

         Payment of Filing Fee (Check the Appropriate Box):

         |X|      No fee required
         |_|      Fee computed on table below per Exchange Act
                  Rules 14c-5(g) and 0-11

         1. Title of each class of securities to which transaction applies:

                  _________________________________________

         2. Aggregate number of securities to which transaction applies:

                  _________________________________________

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

                  _________________________________________

         4. Proposed maximum aggregate value of transaction

                  _________________________________________

         5. Total fee paid

                  _________________________________________

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           MAVERICK OIL AND GAS, INC.
                       1314 LAS OLAS BOULEVARD, SUITE 803
                         FORT LAUDERDALE, FLORIDA 33301


                                                                 April ___, 2005


Dear Fellow Stockholder:

         The accompanying information statement is being provided in order to inform you that our board of directors and the holders of a majority of our outstanding shares of common stock have delivered written consents authorizing an amendment to our articles of incorporation that will increase the number of authorized shares of our common stock from 100 million shares to 200 million shares. The number of authorized shares of our preferred stock will remain the same, at 10 million shares.

         This amendment to our articles of incorporation will become effective on April __, 2005 being 20 days from the date the accompanying information statement is being sent to our stockholders.

         This information statement is being provided to you for information purposes only. Your vote is not required to approve the action. This information statement does not relate to an annual or special meeting of stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                                        Sincerely,


                                                        /s/ V. Ray Harlow

                                                        V. Ray Harlow
                                                        Chief Executive Officer

                              INFORMATION STATEMENT
                          OF MAVERICK OIL AND GAS, INC.


                                  INTRODUCTION


         This information statement is being furnished to the holders of our common stock to inform you that our board of directors and the holders of a majority of our outstanding shares of common stock have authorized by written consent an amendment to our articles of incorporation that will increase the total number of authorized shares of our common stock from 100 million to 200 million. The number of authorized shares of our preferred stock will remain the same, at 10 million.

         Prior to the mailing of this information statement, our board of directors and certain of our principal stockholders, who represent a majority of our outstanding shares of common stock, signed written consents approving this amendment to our articles of incorporation. As a result, the amendment has been approved and neither a meeting of stockholders nor additional written consents are necessary.


         The record date for the determination of stockholders entitled to notice of this action is March 21, 2005. As of that date, there were 98,472,565 shares of common stock outstanding and no shares of our preferred stock were outstanding. Each share of common stock is entitled to one vote per share. This information statement will first be mailed to stockholders on or about April 1, 2005.


         We will bear the expenses of preparing and mailing this information statement and all documents that now accompany or may hereafter supplement it. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this information statement to the beneficial owners of such shares.


         Our principal executive offices are located at 1314 Las Olas Boulevard, Suite 803, Fort Lauderdale, Florida 33301. Our telephone number is (954) 463-0181, and our website address is www.maverickoilandgas.com.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                            RECENT SALE OF SECURITIES


         On February 3, 2005 and February 10, 2005, we filed a Current Report on Form 8-K to report the sale of an aggregate of 14,217,500 Units in four separate closings, with each Unit consisting of two shares of our common stock and one three-year warrant to purchase one share of our common stock at $2.00 per share. The closings took place on January 7, 2005, January 25, 2005, January 28, 2005 and February 4, 2005. The sale of these Units were made in private placement transactions that are more completely described in our Current Reports on Form 8-K that we filed with the United States Securities and Exchange Commission on February 3, 2005 and February 10, 2005.

         On March 15, 2005, we filed a Current Report on Form 8-K to report the acquisition of 100% of the outstanding membership interests of Hurricane Energy, LLC, a Delaware limited liability company, that is an early stage independent oil and gas business that targets the acquisition of reserves principally in the United States Gulf Coast region. The membership interests were acquired by us for aggregate consideration of 4.5 million shares of our common stock, and a combination of options and warrants to acquire an additional 4.5 million shares of our common stock. In connection with this transaction, V. Ray Harlow was appointed our Chief Executive Officer and a member of our board of directors, John Ruddy was appointed our Chief Financial Officer, and James Parrish was appointed our Executive Vice-President. The terms of the transaction are more completely described in our March 15, 2005 Form 8-K.

                   AMENDMENT TO OUR ARTICLES OF INCORPORATION

Reasons for the Amendment


         As a result of the recent transactions described above, and as of March 21, 2005, 98,472,565 of the 100 million shares of our common stock that we are currently authorized to issue are outstanding. Our board of directors believes that it is in our best interest to increase the number of authorized shares of our common stock from 100 million to 200 million in order to have additional shares available to meet our future business needs as they arise. Our directors believe that the availability of such additional shares will provide us with the flexibility to issue common stock for a variety of purposes that may be deemed advisable in the future, including, among other things, the sale of stock to raise additional capital, the purchase of property or assets, the acquisition of other companies, the use of stock for various equity compensation and other employee benefit plans and arrangements, the declaration of stock splits or dividends, and other bona fide corporate purposes. The full text of the proposed Certificate of Amendment to our Articles of Incorporation is set forth in Appendix A to this information statement. The text of the Certificate of Amendment to our Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as our board of directors deems necessary and advisable to effect the amendment.


Effective Date of the Amendment

         The amendment to our articles of incorporation will become effective upon the filing of a Certificate of Amendment to our articles of incorporation with the Secretary of State of the State of Nevada. The board of directors intends to file the Certificate of Amendment as soon as practicable upon the passing of 20 calendar days from the later of the date a definitive copy of this Information Statement is filed with the SEC and the date a definitive copy of this Information Statement is mailed to stockholders.

Potential Anti-Takeover Effect of the Amendment


         The increase in the number of shares of our common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our board of directors or contemplates a tender offer or other transaction for the combination of us with another company, it may be possible for us to impede the attempt by issuing additional shares of our common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of us. The proposed amendment may also have the effect of permitting our current management, including our board of directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

         Our board of directors did not propose this amendment to our Articles of Incorporation in response to any effort known to them to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer or solicitation in opposition to management. In addition, this proposal is not part of any plan by management to recommend a series of similar amendments to our board of directors and our stockholders. Finally, our board of directors does not currently contemplate recommending the adoption of any other amendments to the articles of incorporation that could be construed as affecting the ability of third parties to take us over.

         If authorized, the additional shares of our common stock may be issued without further action by our stockholders. Under our articles of incorporation, the holders of our common stock do not have preemptive rights with respect to future issuances of our common stock. Thus, should our board of directors elect to issue additional shares of our common stock, our existing stockholders will not have any preferential rights to purchase such shares and such issuance could have a dilutive effect on the voting power and percentage ownership of these stockholders. The issuance of additional shares of our common stock could also have a dilutive effect on our earnings per share.


Required Vote for the Amendment

         Under the Revised Statutes of Nevada (the "Nevada Revised Statutes"), an amendment to a corporation's articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Action by Written Consent; No Vote Required

         Your consent is not required and is not being solicited in connection with the Proposal. Pursuant to Section 78.320 of the Nevada Revised Statutes, unless otherwise provided in a corporation's articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and properly delivered to the corporation. On or before February 14, 2005, the holders of a majority of the issued and outstanding shares of the common stock acted by written consent and authorized the Proposal. Accordingly, the action by written consent of the holders of a majority of the issued and outstanding shares of our common stock is sufficient, without the concurring consent of any of our other stockholders, to approve and adopt the Proposal.

Notice of Action by Written Consent

         Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to all of our stockholders from whom consent is not solicited at least 20 calendar days prior to the earliest date on which we may amend our articles of incorporation. Chapter 78 of the Nevada Revised Statutes also requires us to give notice to our stockholders of corporate action by stockholders without a meeting. This information statement serves as the notice required by the Nevada Revised Statutes and Rule 14c-2 of Regulation 14C.


                         DIESSENTERS' RIGHT OF APPRAISAL

         Under the Nevada Revised Statutes, our stockholders are not entitled to dissent and obtain payment of the fair value for their shares in connection with the proposed amendment to our Articles of Incorporation.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


         Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the amendment.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table indicates how many shares of our common stock were beneficially owned as of March 21, 2005 by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers and (4) all our directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly), and rights to acquire common stock through the exercise of stock options and warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 98,472,565 shares outstanding on March 21, 2005. In calculating the Percentage of Outstanding Shares Owned in the column below, we added shares that may be acquired within 60 days to both the other shares that the person owns and to the number of shares outstanding. The address of each of the directors and executive officers listed below is c/o Maverick Oil and Gas, Inc., 1314 Las Olas Boulevard, Suite 803, Fort Lauderdale, Florida 33301.

----------------------------------------- --------------------- --------------------------
                                          Amount and Nature of   Percentage of Outstanding
         Name and Address                 Beneficial Ownership          Shares Owned
----------------------------------------- --------------------- --------------------------
V. Ray Harlow                                 1,170,000 (1)                 1.2%
----------------------------------------- --------------------- --------------------------
Michael Garland                                 300,000 (2)                  -
----------------------------------------- --------------------- --------------------------
John Ruddy                                    1,170,000 (1)                 1.2%
----------------------------------------- --------------------- --------------------------
James Parrish                                 1,170,000 (1)                 1.2%
----------------------------------------- --------------------- --------------------------
Line Trust Corporation Limited               31,735,000 (3)                29.2%
57/63 Line Wall Road
P.O. Box 199
Gibraltar
----------------------------------------- --------------------- --------------------------
M.V. Oil and Gas Company                     20,000,000 (4)                20.3%
Box 751, Providenciales
Turkes & Caicos
----------------------------------------- --------------------- --------------------------
Millenium Global High Yield Fund Limited      7,250,000 (5)                7.25%
64 St. James Street
London SW1A 1NF UK
----------------------------------------- --------------------- --------------------------
All officers and directors as a
group (four persons)                            3,810,000                   3.9%
----------------------------------------- --------------------- --------------------------

*Represents less than 1% of our common stock

(1) 877,500 of these shares are currently held in escrow for a minimum of one year from the closing of our acquisition of Hurricane Energy LLC. These shares do not include 1,230,000 shares issuable upon the exercise of stock options that are not presently exercisable.

(2) These shares are issuable upon the exercise of currently exercisable stock options.

(3) Includes 10 million shares issuable upon the exercise of presently exercisable warrants. Line Trust Corporation Limited is the trustee of two Gibraltar discretionary trusts, whose present class of beneficiaries includes Darko Horvat and his family members.

(4) These shares are beneficially owned indirectly by David Stevenson, c/o KDS Capital, 53 Davies Street, Mayfair, London W1K 5JH.

(5) Includes 1.5 million shares issuable upon the exercise of 1.5 million presently exercisable warrants.



         DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.



                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with this act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                                                                      APPENDIX A
                            Certificate of Amendment
                        to the Articles of Incorporation
                          of Maverick Oil and Gas, Inc.

               Under Section 78.390 of the Nevada Revised Statutes


The undersigned, being the Chief Executive Officer of Maverick Oil and Gas, Inc. does hereby certify and set forth:


         1. The name of the corporation is Maverick Oil and Gas, Inc.

         2. The original Articles of Incorporation of Maverick Oil and Gas, Inc. were filed with the Department of State of the State of Nevada on June 18, 2002.

         3. The Amendment to the Articles of Incorporation effected by this Certificate of Amendment is to increase the number of authorized common shares, $.001 par value, from 100 million to 200 million.

         4. To accomplish the foregoing, ARTICLE FOUR (CAPITAL STOCK) of the Articles of Incorporation, which refers to shares, is hereby amended in its entirety as follows:

              "ARTICLE FOUR. (CAPITAL STOCK)The corporation shall have authority to issue an aggregate of TWO HUNDRED TEN MILLION (210,000,000) shares of stock, par value ($0.001) per share, divided into two (2) classes of Stock as follows:

                      (A)NON-ASSESSABLE   COMMON  STOCK:   TWO  HUNDRED  MILLION
         (200,000,000) shares of Common Stock, par value $.001 per share; and

                      (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred Stock, par value $.001 per share.

                  All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

                  The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                  The Preferred Stock of the corporation shall be issued by the Board of Directors of the corporation in one or more classes, or one or more series within any class, and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the corporation may determine, from time to time.


                  Holders of the corporation's Common Stock shall not possess cumulative voting rights at any stockholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special. "

         5. This Amendment to the Articles of Incorporation was authorized by vote of the board of directors followed by the written consent of a majority of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, this Certificate of Amendment to the Articles of Incorporation of Maverick Oil and Gas, Inc. has been subscribed this ____ day of April 2005, by the undersigned who affirms the statements made herein are true under the penalties of perjury.





                                                        -----------------------
                                                        V. Ray Harlow
                                                        Chief Executive Officer